Dear Federal Signal Stockholders: Federal Signal’s operational and financial performance in 2015 was exceptional. Equally important were the foundational steps we took to position the Company for future profitable growth. On the operations side, we sold Bronto Skylift for an attractive price; Bronto was a capital-intensive, non-core business that was the last remaining company in our former Fire Rescue Group. The proceeds from that sale, along with the capital available under our new $325 million credit facility, will allow us to acquire businesses that better align with our core operations. Our first step down that path was our acquisition of Westech Vac Systems Ltd., a manufacturer of high-quality, rugged vacuum trucks designed for extreme environmental conditions. Soon after acquiring Westech, we entered into a definitive agreement to acquire substantially all of the assets and operations of Joe Johnson Equipment, a leading distributor of maintenance equipment for municipal and industrial markets. This acquisition will allow us to leverage JJE’s existing channels to sell our Jetstream, Guzzler, and Westech products, to markedly expand our footprint from 13 to 25 service centers throughout the U.S. and Canada for parts and service, and to capture an additional customer base for used and rental maintenance equipment, all while retaining the superior management team that built JJE into one of Canada’s most respected companies. We strengthened our leadership team with the promotions of Sam Miceli to Senior Vice President of our Environmental Solutions Group, Matt Brady to Senior Vice President of our Safety and Security Systems Group, and Dan DuPré to General Counsel, and the addition of Svetlana Vinokur, Vice President, Treasurer and Corporate Development, all talented and seasoned leaders. In my new role as CEO, I am excited by our future, and despite the challenges we will face in 2016, I believe our long-term outlook is bright. “Federal Signal’s operational and financial performance in 2015 was exceptional”

Federal Signal achieved outstanding financial and operating results in 2015, reflecting our culture of customer focus, innovation, continuous improvement, and teamwork. We generated record operating margins and cash flow despite lower revenues. Our strong cash flow funded investments for future growth, significant debt reductions, and returns to our stockholders. We now have a rock-solid balance sheet, a robust acquisition pipeline to help fuel our long-term growth, and new product innovation that promises to yield strong results. Financial Highlights • OPERATING INCOME UP 16% • OPERATING MARGIN OF 13.4% • ADJUSTED EPS OF $1.02, UP 16% • OPERATING CASH FLOW OF $91 MILLION, UP 12% • CASH EXCEEDED OUTSTANDING DEBT BY $32 MILLION • DIVIDENDS AND SHARE REPURCHASES OF $26 MILLION Our trusted brands Comparisons above are continuing operations only for the year ending December 31, 2015 versus 2014. Certain non-GAAP measures referenced in this letter are reconciled to GAAP measures in the Company’s February 29, 2016 earnings release. OPERATING MARGIN 80/20 Efforts = Improved Efficiency CUMULATIVE RETURN TO STOCKHOLDERS 1 $42.1M C A S H RETURNS TO STOCKHOLDERS 1 This graph assumes that the value of the investment in the Company’s common stock, and in each index, was $100 on December 31, 2010 and assumes reinvestment of all dividends through December 31, 2015. FEDERAL SIGNAL +136% S & P INDUSTRIALS +73% S & P MIDCAP 400 +66% RUSSELL 2000 +55% Record Results FEDERAL SIGNAL 136% 0 3% 6% 9% 12% 15% 6.4% 8.6% 11 .4% 13.4% 2012 2013 2014 2015 $0M $5M $10M $15M $20M $25M $30M $10.3 M $5.6 M $15.6 M $10.6 M $0 2013 2014 2015 Dividends Repurchases +200 bps

Keeping Our Focus Federal Signal operates as two business groups. Our Environmental Solutions Group comprises Vactor, Elgin, FS Solutions, Jetstream, and Westech. Our Safety and Security Systems Group comprises U.S. Public Safety Systems, Integrated Systems, VAMA, and Victor. Our Environmental Solutions Group leveraged solid demand in 2015 to produce great results utilizing our 80/20 principles and our flexible manufacturing model. Operating income reached $97 million, an increase of 18% over the prior year, and operating margin exceeded 18%. Vactor reduced manufacturing lead times and boosted production capacity, while Elgin implemented a “one-piece flow” initiative that translated to cost savings, lower inventory, and fewer component shortages. Elgin also freed up enough space to accommodate new production lines for the Prodigy® and Waterless Eagle® sweepers. Our Environmental Solutions Group’s 2015 highlights include: Elgin continued to grow its industrial sweeper business while posting a fourth consecutive year of increased operating income and operating margin Vactor’s manufacturing agility helped it capture over 60 “immediate delivery” orders for Vactor and Guzzler products FS Solutions continued to expand, opening its 12th North American location in Midland, Texas in early 2016 to service our industrial customers Jetstream benefited from increased utilization of its mid-power fleet and the addition of high-power units and automation equipment Our Safety and Security Systems Group saw a healthy increase in operating margin, reaching 13.8% for the group and introduced new products that support profitable long-term growth. Our Safety and Security Systems Group achieved the following highlights: Our U.S. Public Safety Systems business introduced the Navigator, a scalable LED light bar that significantly improves warning effectiveness for first responders and work trucks Our Integrated Systems business enhanced its focus on international growth by increasing global sales representation and opening an office in Dubai, and it won significant contracts throughout North and South America, Asia, and the Middle East VAMA launched multiple new products, which helped it grow revenues and market share throughout Europe 1 This graph assumes that the value of the investment in the Company’s common stock, and in each index, was $100 on December 31, 2010 and assumes reinvestment of all dividends through December 31, 2015.

The 2016 “Purpose-Built” ParaDIGm™ The Modular G-Series Line Our Direction Like many companies, we expect 2016 to be a challenging year. We will face continued headwinds from the oil and gas markets and uncertainty in other indus- trial markets. That said, we continue to benefit from the positive momentum of our healthy municipal markets, which represent about 60% of our revenues. We look forward to exciting product introductions, as well as synergies from our pending acquisition of Joe Johnson Equipment. And we continue to benefit from valuable brands, quality products, great people, premier distribution, our flexible manufacturing model, and our constant focus on improving operational excellence. We aim to make 2016 a strong year, while continuing to build on our foundation for growth. We have already seen an active start. With our solid balance sheet and healthy cash flow, we can continue to invest in organic growth initiatives, pursue strategic acquisitions, and return value to stockholders. And as always, we remain committed to disciplined, profitable growth over the long term. This communication may contain certain forward-looking statements concerning the Company’s future financial performance, strategy, plans, goals and objectives. We refer you to the discussion of such forward-looking statements within our Annual Report on Form 10-K filed with the SEC on February 29, 2016. The Company disclaims any responsibility to update any forward-looking statements provided herein. 1415 West 22nd Street Oak Brook, IL 60523 federalsignal.com Published April 2016 Innovating Our Way Forward Two recent successes from our innovation program are the ParaDIGm™ hydro-excavator and the G-Series (patent pending) industrial warning product line. ParaDIGm is the product of a comprehensive field study by a Federal Signal innovation team that gathered extensive input from utility industry end-users and created a true purpose-built truck that satisfies the size, power, storage, set-up, and safety needs of our customers. G-Series is a line of modular and configurable audio and visual industrial warning products for hazardous environments. These products are lighter, more compact, more cost-effective, and easier to install than competing products. Expect further innovative product introductions from our team in the coming years. Thank You I want to take this opportunity to thank you, our stockholders. I also wish to recognize my fellow employees for the talent, effort, and commitment to delivering products that keep Federal Signal a powerful and respected brand. Our dedicated distributors and dealers, and our loyal customers, are all valued business partners. We will work hard to earn your continued support in the years ahead. Jennifer L. Sherman President and Chief Executive Officer